EXHIBIT 99.1
------------

                            AGREEMENT TO PURCHASE
                            ---------------------

      THIS AGREEMENT is made this ________ day of _________, 1997, by and between IDS/JMB BALANCED INCOME GROWTH LTD., an Illinois limited partnership ("Seller") and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation, ("Purchaser").

                              R E C I T A L S:
                              ---------------

      A. Seller is the fee owner of that certain Shopping Center ("Improvements") commonly known as "Fashion Square Shopping Center" located at Skokie Boulevard and Foster Avenue, Skokie, Cook County, State of Illinois, and legally described in Exhibit "A", attached hereto (the "Real Property").

      B. Seller desires to sell and Purchaser desires to purchase, the Property (as hereinafter defined) upon and subject to the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

                                  ARTICLE I
                                 DEFINITIONS
                                 -----------

      1.1 DEFINITIONS. When used herein, the following terms shall have the respective meanings set forth opposite each term:

AGREEMENT:                    This Agreement to Purchase, including the
Exhibits attached hereto which are by this reference incorporated herein and made a part hereof.

CLOSING DATE:                 December 30, 1997, or as extended by the
mutual agreement of the Purchaser and Seller or subject to extension as provided for hereinafter.

CLOSING:                      The consummation of this Agreement.

DEED:                         That certain recordable Special Warranty Deed
to be executed by Seller and delivered by Seller to Purchaser at the Closing, conveying the Real Property to Purchaser (or to Purchaser's designee) subject only to the Permitted Title Exceptions.

DEPOSIT:                      The sum of TWO HUNDRED FIFTY THOUSAND AND
NO/100 DOLLARS ($250,000.00) which shall be deposited by Purchaser with Title Insurer pursuant to the terms of a standard Joint Order Escrow modified to conform to the terms hereof relating to Inspection Period, within one business day after Seller's acceptance hereof, at Title Insurer's office in Chicago, Illinois, to be held in an interest bearing account as earnest money subject to the terms of this Agreement. All interest earned thereon shall be included in this definition.



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LEASES:                       Those leases for rental of retail space in
the Improvements listed on Exhibit "D" and those leases executed hereafter and which are in existence as of the Closing Date.

LEGAL REQUIREMENTS:           All laws, statutes, codes, acts ordinances,
judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities having jurisdiction over the Real Property and the operation of the Improvements thereon.

NOTICE TO CANCEL:             That written notice which may be given by
Purchaser to Seller pursuant to Paragraphs  and 8.1(c).

PERMITTED TITLE EXCEPTIONS:   The Leases, those matters set forth in
Exhibit "B" attached hereto, and any other matters which Purchaser shall approve in writing or be deemed to have approved pursuant to the terms of this Agreement.

PERSONAL PROPERTY:                  Those items of personalty listed on
Exhibit "C" attached hereto and which will be conveyed to Purchaser at Closing by a Bill of Sale (the "Bill of Sale") containing no warranties, whether express or implied, except a warranty of title free of any lien or encumbrance.

PROPERTY:                     The Real Property, Personal Property, Service
Contracts and the Leases.

PURCHASE PRICE:               The consideration payable by Purchaser to
Seller for the Property, as provided in Article III.

PURCHASER:                    Inland Real Estate Acquisitions, Inc. or its
designee.

RENT ROLL:                    The list of Leases in existence as of the
date of said list, which list is attached hereto as Exhibit "D".

SELLER:                       IDS/JMB Balanced Income Growth, Ltd., an
Illinois limited partnership.

SERVICE CONTRACTS:                  Those contracts, agreements, and leases
of equipment relating to the servicing, operation, management and maintenance of the Property which are listed on Exhibit "E" attached hereto.

SURVEY:                       Survey dated November 20, 1997 prepared by
Edward J. Molloy & Associates, Ltd. Land Surveyors prepared in accordance with minimum standards for an ALTA survey.



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TITLE COMMITMENT:             A commitment for an Owner's Title Insurance
Policy for the Real Property issued by the Title Insurer in the full amount of the Purchase Price, covering title to the Real Property, dated on or after the date hereof, showing Seller as owner of the Real Property in fee simple, subject only to the Permitted Title Exceptions and other exceptions pertaining to liens or encumbrances of a definite or ascertainable amount (which, in the aggregate do not exceed the Purchase Price) which may be removed by the payment of money at Closing and which Seller shall so remove at Closing. The Title Commitment will have attached thereto the following endorsements ("Endorsements"): Extended Coverage, 3.1 Zoning with Parking, Contiguity and Restrictions.

TITLE INSURER:                Chicago Title Insurance Company.


                                 ARTICLE II
                              PURCHASE AND SALE
                              -----------------

      2.1 PURCHASE AND SALE. Subject to the conditions and on the terms contained in this Agreement, Purchaser agrees to purchase and acquire from Seller, and Seller agrees to sell and transfer to Purchaser, the Real Property by the Deed, the Leases and Service Contracts by assignment, and the Personal Property by the Bill of Sale.


                                 ARTICLE III
                               PURCHASE PRICE
                               --------------

      3.1 PURCHASE PRICE. The purchase price shall be NINE MILLION TWO HUNDRED AND FIFTY-FIVE THOUSAND AND NO/100 ($9,255,000.00) DOLLARS payable as hereinafter provided. Purchaser agrees to pay to Seller, and Seller agrees to accept payment of the Purchase Price as follows:

            (a) The Deposit shall be applied against the Purchase Price at Closing.

            (b) By taking the Property subject to the existing Industrial Revenue Bond Financing (the "Bond Financing") in the original principal amount of SIX MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($6,800,000.00)(the "First Note"). The unpaid principal balance on the First Note as of the Closing Date (as herein defined) will be approximately SIX MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($6,800,000.00), and such unpaid principal balance together with any accrued but unpaid interest on the First Note as of the Closing Date, shall be applied against the Purchase Price. Seller shall pay all costs charged by the Bond Financing Lender or any third party other than Purchaser or Purchaser's attorneys or agents in connection with the transfer of the Property subject to the Bond Financing. Provided, however, that Seller agrees to pay the reasonable attorneys' fees of bond counsel selected by Purchaser and as reasonably approved by Seller. The maximum obligation of Seller under this Paragraph is FIVE THOUSAND DOLLARS ($5,000.00).

            (c) Purchaser shall pay to Seller at Closing the balance of the Purchase Price, plus or minus adjustments and prorations as hereinafter provided, by certified, cashier's or escrowee check or bank wire transfer of collected federal funds, as Seller requests.



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                                 ARTICLE IV
                               CLOSING MATTERS
                               ---------------

      4.1 SURVEY. No later than five (5) days following the date hereof Seller shall deliver the Survey and copies of all of the recorded documents as required by Paragraph below to Purchaser, at Seller's sole cost and expense. The Survey shall be dated no earlier than November 1, 1997, shall show no encroachments by or from the Real Property onto any adjacent property and no violation of or encroachments upon any recorded building lines, restriction, zoning set-backs, or easements affecting the Real Property. If the Survey discloses any such unpermitted encroachment or violation or any exceptions to title or matters indicating possible rights of third parties other than the Permitted Title Exceptions and the same are not acceptable to Purchaser, or if Purchaser desires to have the surveyor's certification revised in a reasonable manner, then, within five (5) days from Purchaser's receipt of the Survey, Purchaser must so notify Seller. If Purchaser fails to so notify Seller within said five (5) day period, the Survey will be conclusively deemed to be approved by Purchaser. If, within said five (5) day period Purchaser notifies Seller that the Survey does not comply with the terms of this Agreement (which notification must specify in what respects the Survey does not so comply or that the certification should be revised), Seller shall have ten (10) days from the date of delivery of Purchaser's notice to have the Title Insurer issue its endorsements insuring against damage caused by such encroachments, violations or unpermitted exceptions and provide evidence thereof to Purchaser, or to have the surveyor's certification revised, as applicable, and if Seller fails to do so, and provide evidence thereof to Purchaser, within said ten (10) day period, Purchaser may elect within ten (10) days after the expiration of Seller's ten (10) day cure period to (i) terminate this Agreement and thereafter there shall be no further liability of either party hereunder (in which event the Deposit shall promptly be returned to Purchaser) or (ii) accept the Real Property subject to such encroachments, violations and unpermitted exceptions or the unrevised surveyor's certification, as applicable, without any diminution of the Purchase Price. Purchaser's failure to make any election within said ten (10) day period shall be conclusively deemed to mean that Purchaser has elected the option contained in subsection (i) of this Paragraph .

      4.2 TITLE. No later than five (5) days following the date hereof, Seller shall deliver the Title Commitment to Purchaser, along with copies of all documents constituting Permitted Exceptions, at Seller's sole cost and expense. If the Title Commitment discloses exceptions to title other than the Permitted Title Exceptions ("Unpermitted Title Exceptions") and such Unpermitted Title Exceptions are not acceptable to Purchaser, then, within ten (10) days from Purchaser's receipt of the Title Commitment, Purchaser must so notify Seller. If Purchaser fails to so notify Seller within said ten (10) day period, the Unpermitted Title Exceptions will be conclusively deemed to be approved by Purchaser. If, within said ten (10) day period, Purchaser shall notify Seller that all or certain of the Unpermitted Title Exceptions are not acceptable to Purchaser (which notification must specify which Unpermitted Title Exceptions are so unacceptable), Seller shall have ten (10) days from the date of Purchaser's notice to have such exceptions removed from the Title Commitment or cause the Title Insurer to insure Purchaser against same and provide evidence thereof to Purchaser, and if Seller fails to have such exceptions removed, or insured over, Purchaser may elect, within ten (10) days after the expiration of Seller's ten (10) day cure period to (i) terminate this Agreement without liability on the part of any party thereafter (in which event the Deposit shall be promptly returned to Purchaser), or (ii) accept title subject to such Unpermitted Title Exceptions without any diminution of the Purchase Price. Purchaser's failure to make any election within said ten (10) day period shall be conclusively deemed to mean that Purchaser has elected the option contained in subsection (i) of this Paragraph . On the Closing Date, at the expense of Seller as set forth in Paragraph 4.2 hereof, Seller shall cause the Title Insurer to issue an owner's title insurance policy or prepaid commitment therefor pursuant to and in accordance with the Title Commitment insuring fee simple title to the Real Property in Purchaser or its designee as of the Closing Date, subject only to the Permitted Title Exceptions and such other exceptions as Purchaser may approve. If Seller is unable to cause the Title Insurer to issue any of the Endorsements and Purchaser refuses to waive the requirement therefor, then this Agreement shall become null and void and of no further force or effect, and the Deposit will be returned to Purchaser. Additionally, Seller will have no obligation to obtain any of the Endorsements if the Title Insurer charges other than standard rates for the coverage or if the Title Insurer requires security or an indemnity from Seller in order to issue any of the Endorsements.

      If Purchaser shall make objection to the Survey (as described in Paragraph 4.1) or the Title Commitment (as described in this Paragraph 4.2) and the Closing Date was to occur prior to the time each party was able to exercise its rights under Paragraph 4.1 or Paragraph 4.2, as applicable, then the Closing Date will be extended to a date which is three (3) business days subsequent to the latest date for notice, objection and remedy permitted by either Paragraph 4.1 or 4.2, as applicable.

      4.3   POSSESSION, RENT, PRORATIONS AND EXPENSES, AND NEW LEASES.

            (a) Sole and exclusive possession of the Property, subject only to the rights of the tenants under the Leases, shall be delivered to Purchaser on the Closing Date. Any vacant space will be placed into Rent Ready Condition, which is defined to be that all walls are patched and freshly painted, each space to be demised has a fully-fixtured and operable bathroom, and all doors have locks and are operable, the ceiling is completed with acoustical tile and standard fluorescent lighting and the floor is in broom-clean condition.

            (b) The parties shall commence closing the transaction contemplated herein in what is commonly referred to as a "dry closing" on the day prior to the Closing Date as defined herein. At such "dry closing" all documents will be deposited into the closing escrow and all prorations will be established effective the date of the "dry closing" ("Proration Date"). The balance of the Purchase price as determined at the end of the "dry closing" is to be deposited in immediately available funds with the Title Insurer by 12:00 noon on the Closing Date, as required by Paragraph 4.5(d) hereof. If Purchaser fails to deposit the balance of the Purchase Price by 12:00 noon on the Closing Date, as aforesaid, and if Seller does not terminate this Contract for such default of Purchaser and the Closing occurs, the Proration Date shall be concurrent with the Closing Date and all prorations will be calculated as of the end of the day on the Closing Date.

            (c) Fixed Rent, Percentage Rent and tenant common area maintenance and other expense contributions to be made by tenants shall be prorated as follows:



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                  (i)   Fixed Rent.  Prepaid Fixed Rent will be prorated as
of the Proration Date with Seller being entitled to Fixed Rent for the Proration Date and Purchaser being entitled to Fixed Rent thereafter. All other Fixed Rent which is delinquent on the Proration Date will not be prorated. All such arrearages of Fixed Rent unpaid on the Proration Date will remain the sole and exclusive property of Seller after Closing, provided, however, if, after Closing, Seller shall receive any such delinquent Fixed Rent, Seller will remit to Purchaser that portion of such delinquent Fixed Rent that is attributable to the period after the Proration Date, if any. Seller shall retain all right, title, power and authority to enforce payment thereof after Closing, except that Seller will not have the right to terminate the Lease of a delinquent tenant after Closing due to such delinquency. Seller is currently in litigation in the Circuit Court of Cook County wherein Seller or the managing agent of Seller is Plaintiff and Bruegger's Corporation, a corporation, is the Defendant. Bruegger's formerly occupied Space B-11 at the Property, has vacated the Property and possession of said Property is now in Plaintiff. Seller will transfer possession of Space B-11 to Purchaser along with all of the remaining Space in the Property at Closing in accordance with the terms of this Agreement and shall retain all rights to the aforedescribed litigation. Copies of all relevant pleadings shall be forwarded to Purchaser and Seller's indemnities provided for hereinafter shall relate to this litigation. If, after Closing, Purchaser or its designee shall receive any delinquent Fixed Rents (this provision shall not relate to percentage rents) Purchaser may first apply such payments to rent delinquencies which relate to any period after the Proration Date, and Purchaser agrees, on its behalf and on behalf of its designee, to immediately remit the balance to Seller.

                  (ii) Percentage Rent. Percentage Rent which is due but unpaid at Closing and accrued Percentage Rent not yet payable at Closing will not be prorated. If, after Closing, however, Purchaser receives any payment of percentage rent which relates in any part to sales made prior to the Proration Date, Purchaser shall immediately remit Seller's share thereof to Seller and may not apply any portion of such percentage rent to any post-Proration Date rent delinquencies whether delinquent Fixed Rent or tenants' delinquent obligations to pay their pro rata share of taxes or "Expenses" (as hereinafter defined). If, after Closing, Seller receives any payment of Percentage Rent which relates in any part to sales made after the Proration Date, Seller shall immediately remit Purchaser's share thereof to Purchaser and may not apply any portion of such Percentage Rent to any pre-Proration Date rent delinquencies.

                  (iii) Tenant CAM and Other Expense Contributions. For purposes hereof, the term Expenses shall mean all common area maintenance costs and other operating expenses of the Property, excluding real estate taxes and other items expressly covered in other provisions of this Paragraph 4.3. All payments by the tenant to the landlord under the Leases for Expenses ("Tenant Expense Contributions") shall be prorated between Seller and Purchaser as follows:



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                        (aa)  Seller acknowledges the receipt of the
tenants' Tenant Expense Contributions from January 1, 1997 to Closing which contributions shall remain the property of Seller. Seller shall be responsible for such tenant expenses up to Closing and Purchaser shall be responsible for such tenant expenses from and after Closing. Final prorations of Tenant Expense Contributions shall be as provided for in Paragraph . Seller shall have the right to recover for the 1997 Tenant Expense Contribution of Old Navy, occupant of the adjoining property pursuant to the Amended Reciprocal Easement Agreement dated December 1, 1983 by and between LaSalle National Bank as Trustee under Trust Agreement dated June 22, 1983 and known as Trust Number 104377, the Developer, and Harris Trust and Savings Bank, not personally, but as Trustee under Trust Agreement dated December 2, 1957 and known as Trust Number 15090, the Adjoining Owner. Seller shall have the right to take all reasonable steps to obtain the Tenant Expense Contribution as provided for in this Agreement. In the event that Old Navy pays any of its 1997 Tenant Expense Contributions directly to Purchaser after the Closing of this transaction, Purchaser shall immediately remit said 1997 Tenant Expense Contributions to Seller. Prorations for Tenant Expense Contributions shall be final as of the Closing.

                        (bb) At Closing, Seller shall give Purchaser a credit for a prorated portion of the Tenant Expense Contributions paid in advance for the month of Closing determined by multiplying the total such Tenant Expense Contributions paid for such month by a fraction, the numerator of which is the number of days from and including the date of Closing to and including the last day of such month and the denominator of which is the total number of days in such month. Seller shall deliver to Purchaser at Closing information concerning the tenant expenses paid and Tenant Expense Contributions collected by Seller prior to the Closing to the extent reasonably available to Seller at that time.

                  (iv) At Closing, Seller will have already paid the first and second installments of the 1996 ad valorem real estate taxes.
Purchaser and Seller shall prorate the 1997 ad valorem real estate taxes and special assessments if any to the Proration Date on the basis of one hundred three percent (103%) of the 1996 real estate tax bill for the property. Purchaser and Seller will reconcile the 1997 real estate tax bill based upon one hundred three percent (103%) of the 1996 real estate tax bill. If the Seller has received more monies from the tenants than required to pay said tenants' share of the estimated 1997 real estate taxes, Seller shall reconcile and pay over to Purchaser at Closing such excess amounts. If the Seller has received less monies than required to pay said tenants' estimated share of the 1997 real estate taxes, Seller shall receive a credit from Buyer at Closing for said shortfall. Seller shall have no obligation to Purchaser for the payment of the 1997 real estate tax bill received by Purchaser in 1998 and all real estate tax adjustments provided under this paragraph shall be final as of the date of Closing.

                        In addition, rents, security deposits, prepaid expenses, utility charges and deposits, if any, and all other customarily proratable items shall be prorated as of the Proration Date on the basis of the most recent ascertainable amounts thereof or other reliable information in respect to each such item of income and expense and the net credit to Purchaser or Seller shall be paid in cash or as a credit or debit against the Purchase Price. In no event shall Seller be charged or be responsible for any increase in real estate taxes on the Property resulting from any improvements made to the Property after the Proration Date. All prorations defined herein shall be final as of the Closing.

            (d) Seller shall pay all title charges required to fulfill the obligations under Paragraph 4.2, one-half (1/2) of the escrow charges, all survey charges, and the cost of the State, Municipal and County Transfer Tax on the Deed. Purchaser shall pay for one-half (1/2) of the escrow charges and the charges of the County Recorder's office to record the Deed. The parties shall each be solely responsible for the fees and disbursements of their respective counsel and other professional advisers.

            (e)   (i)   Seller, until the earlier of the Closing Date or
termination of this Agreement, shall not enter into any new Leases ("New Leases") without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. Purchaser will not be deemed to have unreasonably withheld its consent to a proposed New Lease if the terms thereof do not meet the Criterion for New Leases described on Exhibit H attached hereto.

                  (ii) In the event Seller enters into a New Lease after the date of this Agreement, and such New Lease requires improvements or the payment of brokerage commissions (collectively the "New Leasing Costs") at the expense of Seller, as landlord, Purchaser by approving the execution of the New Lease shall, at Closing, assume the obligation to pay for all unpaid New Leasing Costs. Any New Leasing Costs paid by Seller prior to Closing will be reimbursed to Seller by Purchaser at Closing.

                  (iii) Failure of the Purchaser to consent or object in writing within three (3) business days after a written request for such consent to the execution of a New Lease by Seller, shall be deemed to constitute consent.

                  (iv) Purchaser at Closing will indemnify and forever defend and hold Seller, its partners, agents and employees harmless from any loss, liability, suit, action, judgment or claim as a result of Purchaser's nonpayment of any New Leasing Costs assumed by Purchaser at Closing.

      4.4   ESCROW.     Concurrently herewith, the parties, through their
respective attorneys, shall establish a Strict Joint Order Escrow in the form customarily used by Title Insurer under which the Deposit will be held. If Purchaser shall not give the Notice to Cancel, then not later than seven (7) days prior to the Closing Date, but subject in any event to Paragraph 4.5(g), the Strict Joint Order Escrow will be terminated, and a new escrow will be created by the parties through their respective attorneys with the Title Insurer at Title Insurer's office in Chicago, Illinois, through which the Deposit will be held and invested and the transaction shall be closed. The escrow instructions shall be in the form customarily used by the escrowee with such special provisions added thereto as may be required to conform to the provisions of this Agreement. Said escrow shall be auxiliary to this Agreement and this Agreement shall not be merged into or in any manner superseded by said escrow.

      4.5   CLOSING.

            (a) The "dry closing" as defined in Paragraph shall commence at 10:00 a.m. (CST) on the day before the Closing Date at the offices of the Title Insurer in Chicago, Illinois and the Closing shall take place at noon on December 30, 1997 (the "Closing Date") at the offices of the Title Insurer in Chicago, Illinois, or on such other date or dates as the parties may mutually agree.

            (b) Not later than the Proration Date, Seller shall deposit in the escrow the following:

                  (i)   The Deed;

                  (ii) An assignment of all of Seller's right, title and interest in and under the Leases and Service Contracts;



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                  (iii) The Bill of Sale;

                  (iv)  Originals of the Leases and Service Contracts;

                  (v) Letters to tenants under the Leases advising that the Property has been sold to Purchaser and directing payment of rental under the Leases in accordance with the directions of Purchaser;

                  (vi)  An ALTA statement in form required by the Title
Insurer;

                  (vii) An executed FIRPTA Affidavit in customary form;

                  (viii) Estoppel Letters dated within thirty (30) days of Closing in the form prescribed in the Lease or if no form is prescribed in the Lease then substantially in the form of Exhibit "F" attached hereto, the contents of which are reasonably satisfactory to Purchaser, from Cost Plus World Market and Designer Shoe Warehouse and from such other tenants under the Leases which when added to the gross leasable area in the Improvements occupied by the foregoing two (2) named tenants, aggregate not less than eighty (80%) percent of the total occupied gross leasable area in the Improvements. If Seller is unable to procure such Estoppel Letters by the Proration Date, such failure to procure Estoppel Letters shall not constitute a default by Seller hereunder, but Purchaser will not be required to close the transaction unless Seller obtains the required Estoppel Letters during the thirty (30) day period described in (i) of the next sentence or provides the indemnification described in (ii) of the next sentence. Seller shall have the right to either (i) postpone the Closing Date (and thereby extend the Proration Date) up to thirty (30) days in order to attempt to obtain the required Estoppel Letters from said tenants or (ii) subject to the limitations contained in Paragraph , indemnify Purchaser against the claims of any tenants who have not provided Estoppel Letters and which claims arose prior to the Closing Date, and correct any matters (to Purchaser's reasonable satisfaction) which are raised in the Estoppel Letters which were provided. If Seller elects to extend the Closing Date as provided for herein and on the extended Closing Date is still unable to deliver the required number of Estoppel Letters, Seller may then elect to either (iii) terminate this Agreement or (iv) provide the indemnification described in (ii) of the preceding sentence. Seller agrees that requests for Estoppel Letters will be sent to all tenants no later than five (5) days following the execution of this Agreement by Purchaser and Seller.

                  (ix) Such other documents, instruments, certifications and confirmations as may be reasonably required to fully effect and consummate the transaction contemplated hereby, including Releases or Stop Orders from the Illinois Department of Revenue and the Illinois Department of Labor with respect to State of Illinois Retailer's Occupation, Income and Unemployment Insurance Taxes payable by Seller.

            (c) Not later than the Proration Date, Purchaser shall deposit in the escrow the following:

                  (i)   An ALTA statement in form required by the Title
Insurer;

                  (ii) An assumption of the Leases (including the obligation to return or apply the tenants' security deposits under the Leases; but only to the extent that Purchaser has received a proration credit at Closing from Seller for said tenant security deposit or unapplied portion thereof) and Service Contracts; and

                  (iii) Such other documents, instruments, certifications and confirmations as may be reasonably required and to fully effect and consummate the transaction contemplated hereby.

            (d) No later than 12:00 noon (CST) on the Closing Date, Purchaser shall deposit the balance of the Purchase Price as provided in Paragraph 3.l with the Title Insurer.

            (e) Not later than the Proration Date, Seller and Purchaser shall jointly deposit in the escrow an agreed proration statement and declarations complying with the provision of state, county and local law applicable to the determination of documentary and transfer taxes.

            (f) All documents or other deliveries required to be made by Purchaser or Seller on or prior to the Proration Date and all deposits and transactions required to be consummated concurrently with Closing, shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated until all deliveries required by Purchaser, or its designee, and Seller shall have been made, and all concurrent or other transactions shall have been consummated.

            (g) At the request of either party, the transaction shall be closed by means of a so-called "New York Style Closing," with the concurrent delivery of the documents of title, transfer of interests, delivery of the title policy described in Paragraph 4.2 and the payment of the Purchase Price. The Seller shall provide and pay for any necessary undertaking (the "Gap Undertaking") to the Title Insurer. The charges of the Title Insurer for such New York Style Closing shall be paid equally by the parties hereto.

            (h) In any event, whether the Closing occurs through escrow or by way of a New York Style Closing, the parties and their respective attorneys shall meet with the Title Insurer on or before the Proration Date (as they shall mutually agree) to make their respective deposits (except for the balance of the Purchase Price which will be deposited by Purchaser on the Closing Date, as aforesaid) and approve the proration statement, all as described in this Paragraph 4.5, to enable the Closing to occur in a prompt fashion on the Closing Date.

                                  ARTICLE V
                                  BROKERAGE
                                  ---------

      5.1   BROKERAGE.   Seller hereby represents and warrants to Purchaser
that Seller has not dealt with any broker or finder with respect to the transaction contemplated hereby except for Richard Ellis, L.L.C ("Brokers") whose commission shall be paid by Seller at Closing; and Seller hereby agrees to indemnify Purchaser for any claim for brokerage commission or finder's fee asserted by Brokers or any other person, firm or corporation claiming to have been engaged by Seller. Purchaser hereby represents and warrants to Seller that Purchaser has not dealt with any broker or finder in respect to the transaction contemplated hereby except for the Brokers and Purchaser hereby agrees to indemnify Seller for any claim for brokerage commission or finder's fee asserted by a person, firm or corporation other than the Brokers claiming to have been engaged by Purchaser.

                                 ARTICLE VI
                     DESTRUCTION, DAMAGE OR CONDEMNATION
                     -----------------------------------

      6.1 DESTRUCTION OR DAMAGE. In the event that prior to the Closing Date any portion of the Improvements shall be damaged or destroyed by fire or other casualty, Seller shall immediately give Purchaser notice of such occurrence. If the amount of damage caused by such fire or casualty shall exceed $350,000.00 (as determined by an insurance adjuster selected by Seller) Purchaser may, within fifteen (15) days after receipt of such notice, elect to (a) terminate this Agreement, in which event the Deposit shall be returned promptly to Purchaser, all obligations of the parties hereunder shall cease and this Agreement shall have no further force and effect, or (b) close the transaction contemplated hereby as scheduled (except that if the Closing Date is less than fifteen (15) days following Purchaser's receipt of such notice, Closing shall be delayed until after Purchaser makes such election), and Seller shall assign to Purchaser at Closing all rights under Seller's insurance policy to collect insurance proceeds for such destruction or damage and loss of rents, and Purchaser shall receive a credit against the Purchase Price equal to the amount of any deductible under such policy. Failure to give such notice within such time shall be conclusive evidence that Purchaser has elected the option contained in subsection (b) of this Paragraph 6.1.

      In the event that the amount of damage caused by such fire or casualty is less than $350,000.00 (as determined by an insurance adjuster selected by Seller), Purchaser may not elect to terminate this Agreement and shall close the transaction contemplated hereby as scheduled, and Seller shall assign to Purchaser at Closing all rights under Seller's insurance policy to collect insurance proceeds for such destruction or damage and loss of rents, and Purchaser shall receive a credit against the Purchase Price equal to the amount of any deductible under such policy.

      6.2 CONDEMNATION. If, subsequent to the date hereof and prior to the Closing Date, any proceeding, which shall relate to the proposed taking of any "material" portion of the Real Property or Improvements by condemnation or eminent domain or any action in the nature of eminent domain is instituted or commenced, Purchaser shall have the right and option to terminate this Agreement by giving Seller written notice to such effect within fifteen (15) days after actual receipt of written notification of any such occurrence. Failure to give such notice within such time shall be conclusive evidence that Purchaser has waived the option to terminate by reason of the occurrence of which it has received notice. If any such action is instituted or commenced and Purchaser elects or is deemed to elect not to terminate this Agreement, at Closing, Purchaser shall be assigned all of Seller's right to any proceeds therefrom. Seller agrees to furnish Purchaser written notification with respect to any such proceedings within forty-eight hours of Seller's receipt of any such notification or learning of the institution of such proceedings. Should Purchaser elect to so terminate this Agreement, the Deposit shall be returned promptly to Purchaser and thereupon the parties hereto shall be released from any and all other obligations hereunder. If the Closing Date is less than fifteen (15) days following the last day on which Purchaser is entitled to elect to terminate this Agreement, the closing shall be delayed until after Purchaser makes such election.

      The term "material" for purposes of this Paragraph 6.2 shall mean any taking of any portion of the parking located upon the Property, any point of ingress or egress and any Improvements or any taking of more than ten (10%) percent of the land area of the Real Estate.

      6.3 CASUALTY AND RENT LOSS INSURANCE. If, under the terms of Paragraph 6.1, Seller is obligated at Closing to assign to Purchaser all rights under Seller's insurance policy to collect insurance proceeds for the repair of any pre-Closing destruction or damage, Seller shall, at Closing, make Purchaser a loss payee under such insurance policy in order to effectuate such assignment obligation of Seller and in addition shall make Purchaser a loss payee for any Loss of Rents insurance coverage that Seller may have relating to any rental loss arising from said destruction or damage, but relating solely to the period commencing on the Proration Date and thereafter while such coverage may be in effect and the rent is abated under any of the Leases as a result of such destruction or damage.

      In the event Seller is obligated to make Purchaser a loss payee for any Loss of Rents insurance coverage pursuant to the preceding paragraph and Seller's insurance to cover such loss of rents for a period of twelve
(12) months from the date of any fire or casualty is not in effect at the time of Closing, Purchaser, at its election (to be exercised at or prior to Closing by written notice to Seller) may terminate this Agreement, obtain a return of its Deposit and thereupon the parties hereto shall be released from any and all further obligations hereunder.


                                 ARTICLE VII
                   COVENANTS, REPRESENTATIONS, WARRANTIES
                   ---------------------------------------

      7.1   AFFIRMATIVE COVENANTS OF SELLER.

            (a) Seller, at Seller's sole cost and expense, shall until the earlier of the Closing Date or termination of this Agreement, keep and perform or cause to be performed in all material respects: (i) all obligations of the lessor under the Leases, and (ii) all obligations of Seller under the Legal Requirements if Seller's failure to perform any of such Legal Requirements would adversely affect Seller's ability to consummate this Agreement.

            (b) From the date of Seller's acceptance hereof to the earlier of the Closing Date or termination of this Agreement, Seller shall not do, suffer or permit or agree to do any of the following:

                  (i) Enter into any transaction in respect to or affecting the Property out of the ordinary course of business;

                  (ii) Except for Seller's execution of new Leases, as provided in Paragraph 4.3(e), sell, encumber, or grant any interest in the Property in any form or manner whatsoever, or otherwise perform or permit any act which will diminish or otherwise affect Purchaser's interest under this Agreement or in the Property, or which will prevent Seller's full performance of its obligation hereunder.

            (c) From the date of Seller's acceptance hereof to the earlier of the Closing Date or termination of this Agreement, upon reasonable advance notice from Purchaser (which notice shall be not less than one business day in advance and shall be two (2) business days in advance if Purchaser desires to inspect any occupied portions of the Improvements) Seller shall permit representatives, accountants, agents, employees, lenders, contractors, appraisers, architects and engineers designated by Purchaser (collectively "Permittees") access to and entry upon the Property to examine, inspect, measure and test the Property and access to the office of Seller to review Seller's books and records relating to the operation thereof. Seller shall have the right to require that a representative of Seller accompany any or all of the Permittees.

      In no event shall Purchaser make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's prior written consent (and shall in all events promptly return the Property to its prior condition and repair thereafter). Purchaser agrees that Seller may have a representative present at any inspection, sampling or testing, including, but not limited to, an environmental engineer or consultant designated by Seller in connection with any environmental sampling or testing conducted by Purchaser in accordance win this Paragraph 7(c). At Seller's request, any sampling or testing by Purchaser's environmental consultant shall be conducted in a manner so as to provide "split" samples or data to Seller's environmental consultant.

      Purchaser does hereby indemnify and forever defend and hold Seller, its partners, agents, tenants and employees ("Indemnified Parties") harmless from any expense, loss, liability, suit, action, judgment, or claim (including, without limitation, any mechanics' lien which may be filed against the Property) which any of the Indemnified Parties may incur, suffer or sustain as a result of the exercise by Purchaser of its rights (and that of its Permittees) to enter upon the Property or the office of Seller pursuant to this Paragraph 7.1(c). Prior to any such entry, Purchaser (or its Permittees) shall deliver to Seller a certificate of Commercial General Liability insurance naming Seller and its partners as additional insured thereunder in coverage amounts of not less than $1,000,000.00 per occurrence. If the Closing does not occur for any reason, Purchaser will restore (or cause to be restored) the Property to its former condition to the extent Purchaser or its Permittees have altered or damaged the Property in any manner.

            (d) Seller shall notify Purchaser promptly if Seller becomes aware of any transaction or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in Paragraph hereof not true in any material respect.

            (e) Any vacant rentable space in the Real Property will be placed into Rent Ready Condition, which is defined to be that all walls are patched and freshly painted, each space to be demised has a fully fixtured and operable bathroom, and all doors have locks and are operable, the ceiling is completed with acoustical tile and standard fluorescent lighting and the floor is in broom-clean condition.

            (f) Seller agrees to cooperate with Purchaser's accountants and auditors (at no cost or expense to Seller) relative to the performance by said accountants of an audit of Seller's books and records relating solely to the Property. If Purchaser's auditors shall request Seller to execute a representation letter addressed to the auditors and said letter is in the form and substance as the audit letter attached hereto as Exhibit I, Seller shall execute such representation letter and return it to the auditors with a copy to Purchaser's attorneys within the time prescribed in said representation letter. If no time is set forth for a return of the representation letter, said letter shall be executed and return within five
(5) days of its receipt by Seller.

            (g) Seller shall keep the Bond Financing and First Note current and free from default from and after the execution of this Agreement to Closing.

      7.2 REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to execute, deliver and perform this Agreement, Seller hereby represents and warrants to Purchaser on and as of the date hereof and on and as of the Closing Date (except as set forth in any written communication from Seller to Purchaser given on or prior to the Closing Date and setting forth any changes in such representations or warranties) as follows:

            (a) Seller is an Illinois limited partnership in good standing with the Secretary of State of Illinois and this contract and the obligations of Seller have been duly authorized by all necessary acts of the General Partner.

            (b)   Seller owns fee simple title to the Real Property.

            (c) Exhibit "D" hereto attached contains a list of all Leases presently in existence and lists all modifications or amendments to the Leases known to Seller. The interest of Seller in the Leases and Service Agreements is free and clear of all liens and encumbrances and has not been assigned to any other person.

            (d) Except for Seller and tenants under the Leases, to Seller's actual knowledge, there are no persons in possession or occupancy of the Real Property or Improvements or any part thereof, nor are there any persons who have possessory rights in respect to the Real Property or Improvements or any part thereof. Except as may be set forth in the Leases, there are no rights of first refusal to purchase or options to purchase the Property in favor of any tenant under the Leases or any other party.

            (e) Seller has full capacity, right, power and authority to execute, deliver and perform this Agreement and all documents to be executed by Seller pursuant hereto, and all required action and approvals therefor have been duly taken and obtained. This Agreement and all documents to be executed pursuant hereto by Seller are, and shall be, binding upon Seller.

            (f) To Seller's actual knowledge, there are no causes of action or other litigation pending in respect to the ownership of the Property or any part thereof or the ownership, enforcement or validity of the Leases except matters covered by insurance and except for any matters listed on Exhibit "G" hereto attached.

            (g) To Seller's actual knowledge, there are no existing condemnation proceedings of any part of the Real Property, and Seller has not received written notice from a condemning authority of its intent to condemn any portion of the Real Property.

            (h) To Seller's actual knowledge, Seller has not received written notice from any governmental authority that the Property is in violation of any Legal Requirements which have not previously been corrected, or that any special assessment lien has been or will be spread of record.

            (i) To Seller's actual knowledge, Seller owes no sums to the Illinois Department of Revenue.

            (j) To Seller's actual knowledge, the Financial Statements provided by Seller to Purchaser relating to the operation of the Improvements are each true, accurate and complete in all material respects.

      For purposes of this Agreement, the expression "Seller's actual knowledge" shall mean the present actual knowledge only of Chacko Sleeba, the former assistant property manager of the Property, and Andrea M. Backman, the portfolio manager (collectively the "Managers") and no knowledge of any employee, agent, or independent contractor of Seller or Managers shall be imputed to the Managers, nor shall the Managers be bound to, or obligated to make or cause to be made any independent inquiry or investigation relating to the subject matter of any representation or warranty made to "Seller's actual knowledge".

      7.3 REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to execute, deliver and perform this Agreement, Purchaser hereby represents and warrants to Seller on and as of the date hereof and on and as of the Closing Date as follows:

            (a) All representations and warranties of Purchaser appearing in other Paragraphs of this Agreement are true and correct.

            (b) Subject to the terms of Paragraph 8.1(a)(iii) below, Purchaser has full capacity, right, power and authority to execute and deliver this Agreement. At Closing, Purchaser's designee, if any, will have full capacity, right, power, and authority to perform this Agreement and all documents to be executed by Purchaser pursuant hereto. This Agreement and all documents to be executed pursuant hereto by Purchaser are and shall be binding upon Purchaser in accordance with their respective terms.

            (c) Purchaser certifies and warrants to Seller that the purchase of the Property by Purchaser or its designee will not result in a prohibited transaction under Paragraph 406 of the Employee Retirement Income Security Act of 1974, Section 4975 of the Internal Revenue Code of 1986, or any similar state law applicable to governmental plans. Purchaser shall indemnify and hold Seller harmless from all loss (including reasonable attorneys' fees and costs) arising out of a breach of the foregoing certification and warranty. The terms of this Paragraph 7.3(c) shall survive the Closing.

      7.4   COVENANTS OF PURCHASER.

            (a) Purchaser shall notify Seller promptly if Purchaser becomes aware of any transactions or occurrence prior to the Closing Date which would make any of the representations or warranties of Seller contained in this Agreement untrue in any material respect.

      Purchaser's failure to so notify Seller shall constitute a waiver by Purchaser of any liability of Seller to Purchaser or its designee arising from the untruth of any such representations or warranties of Seller known to Purchaser prior to Closing, it being agreed by the parties hereto that such representations and warranties known by Purchaser to be untrue at or prior to Closing shall not survive Closing.

            (b) Purchaser acknowledges and agrees that the sale of the Property is made on an "AS IS, WHERE-IS, WITH ALL FAULTS" basis and, except as specifically set forth in Paragraph 7.2, without representations or warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty made by the Brokers or any representation or warranty concerning zoning, financial, environmental, or physical condition of the Property, or any income, expenses, charges, liens, encumbrances, rights, claims on or affecting or pertaining to the Property. Purchaser acknowledges that if it elects to purchase the Property it will be doing so predicated upon its own independent investigations, the investigation of its Permittees and the representations and warranties of the Seller expressly made herein or in any other document executed and delivered by Seller to Purchaser at Closing as described in Paragraph subject to the terms of this Agreement. Purchaser waives, releases, covenants not to sue and forever discharges Seller, its partners, officers, directors, contractors, employees and agents and other persons acting on behalf of Seller, of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, which Purchaser now has or which may arise in the future on account of or growing out of or in connection with any physical characteristics or existing condition including, without limitation, subsurface conditions, solid and hazardous wastes, and Hazardous Materials on, under, or related to the Property, or any applicable law or regulation. Purchaser acknowledges that (i) Seller has afforded Purchaser the opportunity for a full and complete investigation, examination and inspection of the Property and (ii) the purchase price reflects the agreement of Purchaser not to pursue or assert any claims against Seller arising out of environmental matters. Purchaser acknowledges that this clause is a negotiated part of this Agreement and serves as an essential component of consideration for the Property. The release contained under this clause includes, but is not limited to, the release by Purchaser of Seller from all claims, rights of contribution or other rights or remedies against Seller pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. Purchaser hereby does not waive its claims which arise as a direct result of a default of this Agreement by Seller, in which event, Purchaser's exclusive remedies shall be limited for any such default prior to Closing to the provisions of Paragraph and for any default discovered after Closing to the provisions of Paragraph . Other than as provided for herein, Purchaser hereby waives any and all claims, rights, remedies or otherwise arising out of or in connection with this sale at law or in equity.

            (c) Purchaser acknowledges and agrees that except as provided in Paragraph 4.3(d), nothing in this Agreement shall be deemed to preclude or prohibit Seller from operating, managing, leasing (including terminating any Lease for breach by the tenant) and repairing the Property in the same manner as the same was operated, managed, leased, and repaired prior to execution hereof. Seller will not voluntarily terminate any of the Leases prior to their expiration date without Purchaser's written approval, which will not be unreasonably withheld or unduly delayed.

            (d) Purchaser agrees that it will not attempt to contact any of the tenants of the Property (whether by telephone, correspondence, or in person) until such time, if ever, as the Inspection Period shall have expired and Purchaser has not given Seller a Notice to Cancel. Thereafter, Purchaser may contact any of the tenants so long as it shall first notify Seller and give Seller the opportunity to review any written communication with any of the tenants and to be present at any personal meeting with the tenants, as applicable. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit or restrict Purchaser from contacting a Tenant if such Tenant is an occupant/tenant of any other shopping center owned by Purchaser. With regard to any such contact, Purchaser agrees that they will not have a substantial conversation regarding the Property with any such Tenants without notifying Seller and obtaining Seller's prior written agreement.

                                ARTICLE VIII
                DEFAULT, CONDITIONS PRECEDENT AND TERMINATION
                ---------------------------------------------

      8.1   CONDITIONS TO PURCHASER'S OBLIGATIONS AND DEFAULT BY SELLER.

            (a) The obligation of Purchaser to close the transaction contemplated hereby is, at Purchaser's option, subject to Purchaser's review and approval of: the Leases, Service Contracts, an Appraisal of the Property, the environmental and structural condition of the Property, the Title Commitment, the First Note and Bond Financing documents and such market research, inspections of the Property, determinations as to the Property's compliance with the Legal Requirements and review of financial statements relating to the Property and such other matters as Purchaser deems necessary to make its final determination to acquire the Property. Purchaser shall have until the following dates to complete its review and give its approval to the following categories of areas of review (collectively the "Inspection Period"):

                  (i) title and survey as per Paragraphs 4.1 and 4.2 above;

                  (ii) the effective date of this Agreement for all reviews Purchaser deems necessary other than environmental status, financial audit of the Property, Board of Directors' approval and obtaining a satisfactory opinion from bond counsel;

                  (iii) December 24, 1997 to obtain Board of Directors' approval to close this transaction;

                  (iv) December 15, 1997 for financial audit and environmental audit of the Property and Appraisal of the Property;

                  (v) December 17, 1997 to obtain a satisfactory opinion from bond counsel and the Bond Financing Consent defined in Paragraph 8.1(b) below and to obtain the required credit enhancement ("Letter of Credit").

      If, by the conclusion of the Inspection Period, Purchaser has not given Seller written notice ("Notice to Cancel") that it intends to cancel this Agreement, it will be conclusively presumed that Purchaser has approved the matters described in this Paragraph 8.1(a) and has determined to acquire the Property.

      If on or before the conclusion of the Inspection Period Purchaser has given Notice to Cancel, the Deposit will be paid to Purchaser and this Agreement will be terminated and become null and void except for Purchaser's obligations under Paragraph 7.1(c) which will survive such termination.

      If Purchaser shall not have given a Notice to Cancel within the time aforesaid, the Deposit shall be non-refundable except as otherwise set forth herein.

            (b) The obligation of Purchaser to close the transaction contemplated hereby is subject to receipt of the Bond Financing Consent (as defined hereinafter) on or prior to December 17, 1997. If Seller is unable to procure the necessary consent and assignment of the Bond Financing which shall be acceptable to Purchaser in its sole, but commercially reasonably, discretion ("Bond Financing Consent") by December 17, 1997, such failure to procure the Consents and acceptable Assignment and Assumption Agreement shall not constitute a default by Seller hereunder, but Purchaser will not be required to close the transaction unless Seller obtains the required Bond Financing Consent during the thirty-day period following the initially scheduled Proration Date. Seller shall have the right to postpone the Closing Date (and thereby extend the Proration Date) up to thirty [30] days in order to attempt to obtain the required Bond Financing Consent. If Seller elects to extend the Closing Date as provided for herein and on the extended Closing Date is still unable to deliver the Bond Financing Consent, Purchaser may then elect to either (i) terminate this Agreement and receive a return of the Deposit or (ii) extend the Proration Date for an additional thirty (30) days in order to allow Seller to obtain the necessary Bond Financing Consent. If the Bond Financing Consent is not then obtained, Purchaser may terminate this Agreement and receive a return of the Deposit.

            (c) The obligation of Purchaser to close the transaction contemplated hereby is, at Purchaser's option, further subject to all material representations and warranties of Seller contained in this Agreement being true and correct in every material respect at and as of the Closing Date and all material obligations of Seller to have been performed on or before the Closing Date having been timely and duly performed. If the conditions precedent to Purchaser's obligation to Close as described in herein have not occurred on or prior to the times required therein (subject to Seller's extension rights described herein, Purchaser shall have only the following options to be exercised by written notice to Seller prior to the Closing Date: (i) to terminate this Agreement, obtain a refund of the Deposit and thereafter this Agreement shall be null and void, or (ii) to waive such conditions and close this Agreement on the Closing Date without diminution of the Purchase Price. If Seller shall be in default of its obligation under this Agreement (in contrast to Seller's inability to perform any of the conditions precedent described above and elsewhere in this Agreement which shall not constitute a default), Purchaser shall have only the following options as its sole and exclusive remedy for said default, to be exercised by written notice to Seller on or prior to Closing
Date: (aa) to terminate this Agreement and obtain a return of the Deposit, whereupon this Agreement shall become null and void and of no further force or effect, except that if the default of Seller shall be of such a nature as to be willful and wanton in conduct, then Purchaser also shall be entitled to receive from Seller the sum of $75,000 as and for full, final and agreed upon liquidated damages (the parties hereto hereby acknowledge that the amount of such damages are otherwise incapable of ascertainment) or (bb) seek specific performance of this Agreement. If Purchaser does not file suit for Specific Performance within six (6) months of Seller's alleged default, it will be conclusively presumed that Purchaser has elected the option set forth in Paragraph 8.1(b)(aa). Purchaser's failure to give such written notice on or prior to the time described above, shall be conclusive evidence that all such conditions precedent to Purchaser's obligations to close have been satisfied. If this Agreement is terminated pursuant to this Paragraph 8.1(b), the Deposit shall promptly be returned to Purchaser, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be promptly returned to such party. The rights and remedies granted to the Purchaser in this Paragraph 8.1(b) are the sole rights and remedies available to the Purchaser in the event of Seller's default of its obligations under this Agreement and Purchaser hereby waives any other rights it may have at law (including claims for any tortious conduct it may allege against Seller) or in equity.

      8.2 CONDITIONS TO SELLER'S OBLIGATIONS AND DEFAULT BY PURCHASER. The obligation of Seller to close the transaction contemplated hereby is, at Seller's option, conditioned upon Purchaser's representations and warranties contained in this Agreement being true and correct in every material respect at and as of the Closing Date, and upon fulfillment by Purchaser of all obligations of Purchaser which were to have been performed on or before the Closing Date having been timely and duly performed. If any condition precedent to Closing of Seller as set forth in this Paragraph
8.2 has not been fulfilled and satisfied on or before the Closing Date, Seller may, by notice to Purchaser, elect at any time thereafter to terminate this Agreement, and if such termination is due to a default by Purchaser, Seller shall be entitled to retain the Deposit as full and complete liquidated damages (and not as a penalty or forfeiture) in lieu of any and all other legal and equitable rights which Seller may have hereunder, and all other funds and documents theretofore delivered hereunder or deposited in escrow by either party shall be promptly returned to such party. Upon such termination and retention of the Deposit by Seller, except as set forth in the last sentence of the first grammatical paragraph of Paragraph 10.3 hereof, this Agreement shall become null and void and of no further force or effect.

                                 ARTICLE IX
                                   NOTICES
                                 ----------

      9.1 NOTICES. Any notice, request, demand, instrument or other document to be given or served hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or by overnight express courier, or by facsimile transmission and addressed to the parties at their respective addresses set forth below, and the same shall be effective upon receipt if delivered personally or two (2) business days after deposit in the mail, if mailed, or upon receipt if deposited with an overnight express courier or sent by facsimile transmission. A party may change its address or facsimile transmission number for receipt of notices by service of a notice of such change in accordance herewith.

If to Seller:
      c/o JMB Realty Corporation
      900 North Michigan Avenue
      Chicago, Illinois 60611-1575
      Attention: Andrea M. Backman
      Facsimile Number: (312) 915.2502

with copies to:
      Richard Ellis, L.L.C.
      Attention: Anne Brettingen
      Three First National Plaza
      Chicago, Illinois 60602
      Facsimile Number: (312) 899.0923

and to:
      Kenneth H. Denberg, Esq.
      Schwartz & Freeman
      401 N. Michigan Ave., Ste. 1900
      Chicago, Illinois 60611
      Facsimile Number: (312) 222.0818

If to Purchaser:
      Inland Real Estate Acquisitions, Inc.
      2901 Butterfield Road
      Oak Brook, Illinois 60521
      Attention: Robert D. Parks
      Facsimile Number: (630) 218.4935

with a copy to:
      The Inland Group, Inc.
      2901 Butterfield Road
      Oak Brook, Illinois 60521
      Attention: Sam Orticelli, Esq.
      Facsimile Number: (630) 218.4900

                                  ARTICLE X
                            ADDITIONAL COVENANTS
                            --------------------

      10.1 ENTIRE AGREEMENT, AMENDMENTS AND WAIVERS. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and the same may not be amended, modified or discharged nor may any of its terms be waived except by an instrument in writing signed by the party to be bound hereby.

      10.2 FURTHER ASSURANCES. The parties each agree to do, execute, acknowledge and deliver all such further acts, instruments and assurances and to take all such further action before or after the Closing as shall be necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transaction contemplated hereby.

      10.3 SURVIVAL AND BENEFIT. Only those agreements, covenants, indemnifications and obligations of the parties hereunder set forth in Paragraphs 4.3(b), 4.5(b)(viii) 5.1, 7.1(c), 7.1(d), 7.4(b), and the representations and warranties of Purchaser set forth in Paragraph 7.3 shall survive the Closing and inure to the benefit of and be binding upon the respective successors and assigns of the parties. The indemnifications set forth in Paragraphs 5.1 and 7.1(c) shall survive termination of this Agreement prior to Closing.

      Subject to the provisions of the second paragraph of Paragraph ,  (i)

the representations and warranties of Seller contained in this Agreement shall survive the Closing only as hereinafter set forth above and (ii) any liability of Seller to Purchaser based on any inaccuracy of Seller's representations and warranties contained in this Agreement shall expire without notice from or to any party hereto (including Purchaser's designee) unless:

                  (i) Purchaser (or its designee) shall give written notice to Seller within three (3) months after the Closing Date that any of such representations and warranties were inaccurate in any material respect, specifying in detail the nature of any such inaccuracy and certifying to Seller that Purchaser and its designee and Permittees were not aware of such inaccuracy at the time of the Closing; and

                  (ii) Purchaser (or its designee) shall commence legal proceedings against Seller for damages suffered as a result of the inaccuracy specified in such notice given to Seller (pursuant to 10.3(i) above) no later than May 15, 1998.

      Notwithstanding anything herein to the contrary, and subject to the provisions of Paragraph 10.5 hereof, the maximum amount of liability of Seller for any agreements, indemnification, obligations, representations, and warranties which shall survive the Closing shall be $400,000.00, including any costs of litigation which Purchaser or its designee may incur to enforce such post-closing obligations or liabilities of Seller.

      10.4 NO THIRD PARTY BENEFITS. This Agreement may not be assigned by Purchaser except to an affiliated entity. In addition, not earlier than two
(2) days prior to the Proration Date, Purchaser may nominate in writing a land trust as to which Purchaser is the sole beneficiary to accept title to the Property. Such nomination by Purchaser will not absolve or release Purchaser from liability under this Agreement whether prior to or subsequent to Closing. This Agreement is for the sole and exclusive benefit of the parties hereto and the designee of Purchaser and no third party is intended to or shall have any rights hereunder.

      10.5  LIMITATION OF LIABILITY.

            (a) Notwithstanding anything to the contrary contained herein, if the Closing of the transactions hereunder shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with or related in any manner to the Property (including, without limitation, liability for a breach of any of the representations, warranties, indemnifications, covenants or other obligations, whether express or implied, of Seller under this Agreement or under any Landlord's Estoppel Certificate or any other document executed or delivered in connection herewith, shall not exceed $400,000 including any costs of litigation which Purchaser or its designee may incur to enforce such liabilities of Seller.

            (b) Provided Seller establishes the reserve account described in Paragraph 10.5(c) no constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constitute partner in Seller (including, but not limited to, Income Growth Managers, Inc. and JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or partner's obligation to restore or contribute same).

            (c) Seller agrees that it shall establish a reserve account of at least $400,000 at the time of Closing hereunder to cover Seller's liability hereunder as set forth in Paragraph 10.5(a) above, if any. Notwithstanding the limitation of liability contained in Paragraph 10.5(b) above, if during the period commencing on the Closing Date and ending three
(3) months after the Closing Date, or May 15, 1998 if Purchaser has timely given written notice of a claim against Seller as provided in Paragraph 10.3(a)(the "Survival Period"), payment of claims, expenses, liabilities or Purchaser's attorneys' fees with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any Landlord Estoppel Certificate or any other document executed or delivered in connection therewith)(collectively, the "Specified Liabilities"), then subject to the terms and conditions of this Agreement, Income Growth Managers, Inc., as the general partner of Seller, shall if the provisions of Paragraph 10.3 are complied with by Purchaser during the Survival Period, be liable for the payment of any Specified Liabilities, provided, however, the aggregate liabilities of Income Growth Managers, Inc. in connection herewith shall not exceed $400,000 in the aggregate including any costs of litigation which Purchaser or its designee may incur to enforce such post-closing obligations or liabilities of Seller.

      10.6 NO RECORDING. The Purchaser agrees not to record this Agreement or any short form, memorandum, or notice thereof in any public or governmental office.

      10.7  INTERPRETATION.

            (a) The headings and captions herein are inserted for convenient reference only and the same shall not limit or construe the paragraphs or Paragraphs to which they apply or otherwise affect the interpretation thereof.

            (b)   The terms hereby, "hereof," "hereto, "herein,"
"hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after and the term "heretofore" shall mean before, the date of this Agreement.

            (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders and words importing the singular number shall mean and include the plural number and vice versa.

            (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

            (e) The terms "include", "including" and similar terms shall be construed as if followed by the phrase "without being limited to".

            (f) Whenever under the terms of this Agreement the time for performance of a covenant or condition or the last day to give notice falls upon a Saturday, Sunday or holiday (whether in the United States or Canada), such time for performance shall be extended to the next business day. Otherwise all references herein to "day" shall mean calendar days.

            (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

            (h) In any action to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover its expenses, including reasonable attorneys fees and costs of litigation, including those in any appellate proceedings.

            (i)   Time is of the essence of this Agreement.

            (j) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts each of which shall be deemed an original, but all of which together shall constitute the same instrument.

      10.8  SELLER'S EXCULPATION.  Other than as set forth in Paragraph
10.5 above, notwithstanding anything herein to the contrary, in the event of a default hereunder by Seller prior to or at Closing, neither Seller nor any direct or indirect partner (whether general or limited) of Seller, nor any shareholder of any partner (including, but not limited to Income Growth Managers, Inc. and JMB Realty Corporation and the individuals specified in Paragraph above), nor any director, officer, employee, agent, shareholder, trustee or beneficiary of any of them shall have any personal liability, directly or indirectly, hereunder or in connection therewith, and Purchaser's sole and exclusive remedies are as set forth in Paragraphs 8.1(c) and 10.3 hereof. In the event that Purchaser (or its designee) discovers, after Closing, that Seller has breached any of the representations and warranties made by Seller in this Agreement, they shall be limited to resort against the assets of Seller only under Paragraph 10.3 hereof and no direct or indirect partner (whether general or limited) of Seller, nor any shareholder of any partner, nor any director, officer, employee, agent, shareholder, trustee, or beneficiary of any of them shall be liable to Purchaser or its designee in connection with such claimed breach of representation or warranty. For purposes of the foregoing, neither the negative capital account of any partner of Seller nor any obligation of any partner of Seller to restore a negative capital account or to contribute capital to Seller or to any partner of Seller, shall at any tune be deemed to be the property or an asset of Seller or any partner of Seller (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative account or a partner's obligation to restore the same or contribute capital to Seller or a partner of Seller).

      19.9 EFFECTIVE DATE. Wherever herein contained the expression "date hereof" is used it shall be deemed to mean the date that Seller has accepted this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed and delivered by Seller and Purchaser on the respective dates set forth beneath each of their signatures and is intended to be effective as of the latest such date.

                              PURCHASER:

                              INLAND REAL ESTATE ACQUISITIONS, INC.,
                              an llinois corporation


                              By: _____________________________________

                              Its:_____________________________________


Dated: ______________________________, 1997


                              SELLER:

                              IDS/JMB BALANCED INCOME GROWTH, LTD., an
Illinois limited partnership

                              By:   INCOME GROWTH MANAGERS, INC.,
                                    an Illinois corporation,
                                    Corporate General Partner


                                    By: _______________________________
                                          Vice President


Date of Seller's Acceptance:  ______________________________, 1997

                                  EXHIBIT C
                                 Personalty



None.

                                  EXHIBIT F
                           Tenant Estoppel Letter


                                                    312.222.6624
VIA FEDERAL EXPRESS

December 1, 1997

[MERGED ADDRESS]

Re:   ESTOPPEL CERTIFICATE, FASHION SQUARE SHOPPING CENTER,
      SKOKIE, ILLINOIS

Dear Tenant:

Enclosed are four (4) copies of a Tenant Estoppel Certificate which serves as a confirmation of your tenancy at the above captioned Center. We have provided information on the form for your convenience which we believe is accurate. Please confirm that the information is in fact accurate according to your records.

Once you have ascertained the accuracy of the information, please have three (3) copies of the Certificate executed by an authorized person or officer of your company. In addition to the signature, please indicate the office held by the person signing.

We would request that you complete the three copies and return them within five (5) business days of your receipt of this letter directly to the undersigned: Attention: Kenneth H. Denberg, using the prepaid, preaddressed Federal Express envelope which we have provided.

Should you have any questions, please feel free to call me at Area Code
312.222.6624. Thank you for your anticipated prompt attention to this matter.

Very truly yours,

SCHWARTZ & FREEMAN




KENNETH H. DENBERG

Enclosures

                         TENANT ESTOPPEL CERTIFICATE

To:   Inland Real Estate Corporation
      2901 Butterfield Road
      Oak Brook, Illinois  60521

Re:   Lease Dated:      [MERGED LEASE DATE]                   (the "Lease")
      Tenant:     [MERGED TENANT]                                ("Tenant")
      Landlord:   [MERGED LANDLORD]                            ("Landlord")
      Common Address of Building:   [MERGED ADDRESS]
                                                           (the "Building")
      Lease Premises within the Building: [MERGED TOTAL]   (the "Premises")

      Tenant acknowledges that (a) Inland Real Estate Corporation ("Purchaser") has entered into a contract (the "Purchaser Agreement") with the Landlord as Seller to purchase the Building and the land on which the Building is located, and (b) the Purchase Agreement requires that Landlord obtain this certificate from Tenant and deliver same to Purchaser as a condition to Purchaser's obligation under the Purchase Agreement. Accordingly, Tenant hereby certifies and confirms to Purchaser and acknowledges and agrees as follows:

      1. Tenant is in full and complete possession of the Premises demised under the Lease, such possession having been delivered by the Landlord pursuant to the Lease and having been accepted by the Tenant.

      2. The improvements to the Premises that Landlord is required to furnish under the Lease have been completed in all respects to the satisfaction of Tenant, and the Premises are open for the use of Tenant, its customers, employees and invitees. All contributions required to be paid by Landlord to Tenant in connection with the improvements to the Premises have been paid in full.

      3. All duties or obligations of Landlord required under the Lease which were an Inducement to Tenant to enter into the Lease have been fully performed.

      4. The Lease is in full force and effect. No default exists on the part of Landlord or Tenant under the Lease, nor does any circumstance currently exist that, but for the giving of notice or the passage of time, or both, would be such a default. The Lease constitutes the entire rental agreement between Landlord and Tenant with respect to the Premises and has not been amended, modified, supplemented or superseded. A true and correct copy of the Lease (including all amendments thereto) is attached to this Certificate.

      5. No rents under the Lease have been prepaid, except the current month's rent. Tenant agrees that it shall not prepay any rents under the Lease more than one month from the date when such rents are due. Tenant does not now have or hold any claim or defense against Landlord which might be set off or credited against future accruing rents or which might otherwise excuse Tenant's performance under the Lease.

      6. Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the Lease or of the rents required thereunder.

      7. Tenant does not have any outstanding options or rights of first refusal to purchase the Premises, or any part thereof, or to purchase or lease any other part of the Building.

      8. No actions, whether voluntary or involuntary, are pending against Tenant or any guarantor of the Lease under any bankruptcy, insolvency or similar laws of the United States or any state thereof.

      9. The term of the Lease commenced on the [merge] day of [merge], [merge], and ends on the [merge] day of [merge], [merge], subject to options to renew, if any, set forth in the Lease.

      10. The current base monthly rental required under the Lease is $[merge], and the Lease requires Tenant to pay its prorate share of real estate taxes and common area expenses for the Building and the land on which the Building is located. Tenant is currently paying $[merge] per month as its proportionate share of estimated CAM expenses and [merge] per month as a deposit towards its share of the 1997 real estate tax bill for the Premises.

      11. Purchaser will rely on the representations and agreements made by Tenant herein in connection with the performance by Purchaser of its obligations under the Purchase Agreement and Tenant agrees that Purchaser may so rely on such representations and agreements.

      Executed this ________ day of _____________________________, 1997.

                                    Tenant:

                                    ______________________________________

                                    ______________________________________

                                    By:   _______________________________

                                    Print Name: _________________________

                                    Title:      _________________________

                                  EXHIBIT G
                              Causes of Action




None, other than as set forth in Paragraph 4.3(c)(i) of the Agreement to Purchase.

                                  EXHIBIT H
                                 New Leases

None.